Exhibit 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated November 7, 1996, including in Providence Energy Corporation Annual Report Form 10-K for the year ended September 30, 1996, and to all references to our Firm included in or made part of this Registration Statement.








/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP




Boston, Massachusetts
April 15, 1997